          As filed with the Securities and Exchange Commission on April 26, 2004
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------
                              GENIUS PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                                        33-0852923
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                          740 LOMAS SANTA FE, SUITE 210
                         SOLANA BEACH, CALIFORNIA 92075
                    (Address of Principal Executive Offices)

                    CONSULTING AGREEMENT WITH CHRIS DEMOULIN
                     CONSULTING AGREEMENT WITH PAMELA BROWN
                            (Full title of the plans)

                                  KLAUS MOELLER
                              GENIUS PRODUCTS, INC.
                          740 LOMAS SANTA FE, SUITE 210
                         SOLANA BEACH, CALIFORNIA 92075
                              (858) 793-8840
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                            CALCULATION OF REGISTRATION FEE
----------------------- --------------------- --------------------------- ---------------------------- ----------------
                                                                                                          Amount of
 Title of securities       Amount to be       Proposed maximum offering   Proposed maximum aggregate    registration
   to be registered        registered(1)          price per share(1)           offering price(1)             fee
----------------------- --------------------- --------------------------- ---------------------------- ----------------
 Common Stock, $0.001      20,000 shares                 $2.28                      $45,600                 $5.78
      par value
----------------------- --------------------- --------------------------- ---------------------------- ----------------

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of the Registrant, as reported on the Over-the-Counter Bulletin Board on April 23, 2004.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Genius Products, Inc. (the "Registrant" or "Company"), relating to 20,000 shares of the Company's common stock, par value $0.001 per share), issuable to consultants of the Company under the Consulting Agreements with Chris DeMoulin and Pamela Brown.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

                  (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, filed on March 29, 2004;

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (1) above;

                  (3) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; and

                  (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB filed under the Securities Act on November 2, 1999, including any amendment or report filed for the purpose of updating such description.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under the Nevada General Corporation Law and our Articles of Incorporation, our officers and directors will have no personal liability to us or our shareholders for monetary damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. This does not eliminate or limit the liability of our directors (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, (ii) under applicable Sections of the Nevada Revised Statutes, or (iii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         The Company's Bylaws require the Company to indemnify each director and officer of the Company against all expenses, including, but not limited to, legal fees, judgments and penalties, incurred due to the fact that he or she was or is a director or officer of the Company. The Bylaws do not exclude any other right to indemnification to which such director or officer may be lawfully entitled.

         The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligence or grossly negligent behavior) except in the situations described in clauses (i) through (iii) above. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law and permits the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company, whether or not the Company has the authority to indemnify such person against such liability and expenses.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

   Exhibit No.                         Description
   -----------                         -----------

         4.1 Certificate of Incorporation of the Company and Amendments thereto (incorporated by reference to (i) Exhibit 3.1 to the Company's Registration Statement (No. 000-27915) on Form 10-SB as filed with the SEC on November 2, 1999; (ii) Exhibit 3.2.3 of the Company's Form 10-KSB as filed with the SEC on April 16, 2002; (iii) Exhibit 3.3 to the Company's Registration Statement (No. 333-108966) on Form SB-2, as filed with the SEC on September 19, 2003).

         4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2.2 of the Company's Form 10-KSB, Amendment No. 1, as filed with the SEC on May 1, 2000).

         4.3 Consulting Agreement with Chris DeMoulin Associates, Inc. (Chris DeMoulin) dated January 3, 2002 (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement (No. 333-97769).

         4.4 Letter of Amendment to Consulting Agreement with Chris DeMoulin Associates, Inc. (Chris DeMoulin) dated March 1, 2003.

         4.5      Consulting Agreement with Pamela Brown dated January 1, 2003.

         4.6 Letter of Amendment to Consulting Agreement with Pamela Brown dated September 1, 2003.

         5.1      Opinion of Luce, Forward, Hamilton & Scripps LLP.

         24.1     Consent of Cacciamatta Accountancy Corporation.

         24.2     Consent of Luce, Forward, Hamilton & Scripps LLP (contained in
                  Exhibit 5.1 hereto).

Item 9.  Undertakings

         (1) The undersigned registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) to include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California on April 26, 2004.

                               GENIUS PRODUCTS, INC.

                               By: /s/ Klaus Moeller
                                   ---------------------------------------------
                                   Klaus Moeller, Chairman of the Board, Chief
                                   Executive Officer and Interim Chief Financial
                                    Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                                        Title                              Date
              ---------                                        -----                              ----

/s/ Klaus Moeller                                 Chairman of the Board, Chief Executive      April 26, 2004
------------------------------------              Officer, Interim Chief Financial Officer,
Klaus Moeller                                     Director

/s/ Carl Amari                                    Director                                    April 26, 2004
------------------------------------
Carl Amari

/s/ Larry Balaban                                 Director                                    April 26, 2004
------------------------------------
Larry Balaban

/s/ Nancy Evensen                                 Director                                    April 26, 2004
------------------------------------
Nancy Evensen


   Exhibit No.                         Description
   -----------                         -----------

         4.1 Certificate of Incorporation of the Company and Amendments thereto (incorporated by reference to (i) Exhibit 3.1 to the Company's Registration Statement (No. 000-27915) on Form 10-SB as filed with the SEC on November 2, 1999; (ii) Exhibit 3.2.3 of the Company's Form 10-KSB as filed with the SEC on April 16, 2002; (iii) Exhibit 3.3 to the Company's Registration Statement (No. 333-108966) on Form SB-2, as filed with the SEC on September 19, 2003).

         4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2.2 of the Company's Form 10-KSB, Amendment No. 1, as filed with the SEC on May 1, 2000).

         4.3 Consulting Agreement with Chris DeMoulin Associates, Inc. (Chris DeMoulin) dated January 3, 2002 (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement (No. 333-97769).

         4.4 Letter of Amendment to Consulting Agreement with Chris DeMoulin Associates, Inc. (Chris DeMoulin) dated March 1, 2003.

         4.5      Consulting Agreement with Pamela Brown dated January 1, 2003.

         4.6 Letter of Amendment to Consulting Agreement with Pamela Brown dated September 1, 2003.

         5.1      Opinion of Luce, Forward, Hamilton & Scripps LLP.

         24.1     Consent of Cacciamatta Accountancy Corporation.

         24.2     Consent of Luce, Forward, Hamilton & Scripps LLP (contained in
                  Exhibit 5.1 hereto).